CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION BEFORE THE RECEIPT OF PAYMENT OF CAPITAL OF PUERTO RICO FIXED INCOME FUND V, INC.

FIRST: That the Board of Directors of **PUERTO RICO FIXED INCOME FUND V, INC.** (the "Corporation"), a Puerto Rico corporation, file number 171289, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment and restatement to the Certificate of Incorporation of the Corporation attached hereto as Exhibit A. The resolution setting forth the proposed amendment reads as follows:

> "**RESOLVED**, that the certificate of incorporation of the Fund be amended and restated in the form attached hereto as Exhibit A, and that the officers of the Fund are hereby authorized and directed to file the amended and restated certificate of incorporation in the Puerto Rico Department of State."

SECOND: That, since no payment of capital has been received by the Corporation, the approval by the Board of Directors of the resolution setting forth the proposed amendment and restatement, together with this Certificate of amendment and restatement, complies with the certificate of incorporation amendment procedure pursuant to Article 8.01 of the Puerto Rico General Corporation Law of 1995, as amended, thus retroactively amending and restating the Corporation's Certificate of Incorporation.

IN WITNESS WHEREOF, I Leslie Highley Jr., Authorized Officer of the Corporation, who signs this Certificate, hereby swears that the facts herein stated are true, as of this 31st day of May, 2007.

By: ______________________
Name : Leslie Highley Jr.
Title: Authorized Officer

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PUERTO RICO FIXED INCOME FUND V, INC.

FIRST: *Name of the Corporation.* The name of the Corporation is Puerto Rico Fixed Income Fund V, Inc.

SECOND: *Principal Office and Resident Agent.* Its principal office and place of business in the Commonwealth of Puerto Rico is to be located at: American International Plaza Building, 250 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918. The principal office of the Corporation shall always be located in Puerto Rico.

The resident agent of the Corporation shall be the Corporation itself and its physical and postal address is American International Plaza, 250 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918.

THIRD: *Purpose.* The nature of the business and object and purpose proposed to be transacted, promoted, and carried on for pecuniary profit, is to act as an investment company registered under the Investment Companies Act of Puerto Rico, as amended from time to time (the "Act"), and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations under the laws of the Commonwealth of Puerto Rico now or hereafter in force.

FOURTH: *Powers.* In order to carry out the object and purposes above related in Article THIRD, and in addition to, but not in limitation of, all powers accorded by law, the Corporation shall have power to:

(a) operate as an investment company under the Act, in accordance with such investment objectives and policies as adopted from time to time by the Corporation;

(b) sue and be sued in any court, and appear in any judicial or administrative proceedings for the assertion or protection of its interests;

(c) have a corporate seal, which may be altered at pleasure;

(d) hold, purchase, convey, and otherwise deal in or with personal and real property, and any interests therein, within and without Puerto Rico, as may be necessary and convenient in connection with the business of the Corporation, and to mortgage or lease any such property or interests therein within the limits permitted by law;

(e) appoint such officers and agents as the Corporation may require, allow them suitable compensation, and remove them at the pleasure of the Corporation;

(f) make By-Laws for the internal government of the Corporation, and alter, amend, or repeal any of them from time to time;

(g) dissolve itself, or be dissolved in the manner provided for by law;

(h) consolidate with or merge into any one or more corporations, forming a single corporation which may be one of the constituent corporations, or a new corporation, have one or more corporations consolidate with or merge into it, and carry on the business of such corporations after any such consolidation or merger;

(i) purchase, hold, sell, transfer, and issue and reissue shares of its own capital stock, as permitted by law;

(j) enter into contracts of every kind and nature not prohibited by law;

(k) invest the funds and assets of the Corporation in any manner deemed to be for its benefit, within the limitations of the law;

(l) loan and advance money for purposes related to the business of the Corporation, within the limitations of the law;

(m) borrow or raise funds for the use of the Corporation upon such security as may be necessary, and for such purposes execute, issue, and deliver securities, instruments or obligations of any kind or nature, not prohibited and within the limitations of law;

(n) secure the payment of any obligation, or in payment for property of any nature purchased or otherwise acquired, or for any other lawful consideration or purpose, issue and deliver shares of capital stock, instruments or obligations, or other securities of the Corporation;

(o) carry on its business activities for itself, or for the account of others or through others for its own account, and conduct any other business which may be deemed by it, directly or indirectly, to promote the interest and welfare of the Corporation, or to enhance the value of its property, business or rights; and

(p) do everything and anything necessary for the conduct of the business of the Corporation, or which may be calculated, directly or indirectly, to promote the interests of the Corporation, the enumeration of powers in this article not being intended as a waiver or limitation of the powers and rights accorded to the Corporation by the laws of Puerto Rico now or hereafter in force; provided, however, that none of the purposes and objectives of the Corporation shall be

construed as authorizing the Corporation to engage in the real estate business to the extent the laws of Puerto Rico shall prohibit the Corporation from engaging in such business.

FIFTH: *Capital Stock, Dividend and Voting Rights.*

(a) The total number of shares of capital stock which the Corporation shall have authority to issue is (i) 88,000,000 shares of common stock, initially all of one class, with a par value of $0.01 per share (the "Common Stock") and (ii) 12,000,000 shares of preferred stock, with a par value of $0.01 per share, and which may be issued in one or more series (the "Preferred Stock").

(b) The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to adopt a resolution authorizing the issuance of shares of Preferred Stock in one or more series, with such voting powers or without voting powers, with such designations, preferences, and relative participating or other rights, and with such limitations and qualifications thereof, as shall be expressed in such resolution of the Board of Directors of the Corporation, including but not limited to the following:

(i) The number of shares constituting the series and the distinctive designation of that series;

(ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(iv) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(v) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(vii) Any other relative rights, powers, preferences, and limitations of that series.

(c) The shares of capital stock of the Corporation, when issued, shall be fully paid and nonassessable.

(d) The Board of Directors is authorized, subject to the requirements and limitations prescribed by law and the provisions of Article FIFTH, to provide for the issuance of additional shares of capital stock, to classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series of capital stock, and to increase or decrease the number of authorized shares of any existing class or series of capital stock.

(e) Unless otherwise expressly provided in this Certificate of Incorporation, including any amendments thereto or resolutions approved by the Board of Directors creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend and liquidation rights of, the shares of each class or series of capital stock.

(f) Unless otherwise expressly provided in this Certificate of Incorporation, including any amendments thereto or resolutions approved by the Board of Directors creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of Common Stock of the Corporation shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes of Common Stock shall vote together as a single class; provided, however, that (i) as to any matter with respect to which a separate vote of any class or series of capital stock is required by the laws of Puerto Rico, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes of Common Stock described above, (ii) in the event that the separate vote requirements referred to in clause (i) above apply with respect to one or more classes or series of capital stock, then subject to paragraph (iii) below, the shares of all other classes and series of capital stock not entitled to a separate class vote shall vote as a single class, and (iii) as to any matter which does not affect the interest of a particular class or series of capital stock, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote.

(g) Holders of shares of any series of Preferred Stock shall not have any voting rights, except those voting rights required by law and those voting rights, if any, set forth in the resolution of the Board of Directors creating such series of Preferred Stock.

(h) There shall not be cumulative voting in connection with elections of directors.

(i) Unless otherwise expressly provided in this Certificate of Incorporation, including any amendments thereto or resolutions approved by the Board of Directors creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes of Common Stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation. Holders of shares of any series of Preferred Stock shall not have the right to participate in such distribution of the net assets of the Corporation except to the extent, if any, set forth in the resolution of the Board of Directors creating such series of Preferred Stock.

(j) Any fractional shares shall carry proportionately all the rights of a whole share of the same class or series, except any right to receive a certificate evidencing such fractional share, but including, without limitation, any right to vote and any right to receive dividends of the shares of the same class or series.

(k) Unless otherwise provided by the Board of Directors, the shares of capital stock of the Corporation may only be sold, pledged, hypothecated or otherwise transferred to individuals who have their principal residence in Puerto Rico and to persons, other than individuals, that have their principal office and principal place of business in Puerto Rico. A stockholder who ceases to meet this requirement shall have an obligation to transfer all the shares of capital stock held by such stockholder to persons who meet this requirement. The Board of Directors shall establish the appropriate procedure to accomplish such transfer of shares of capital stock.

(l) All persons who shall acquire shares of capital stock of the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. As used in the charter of the Corporation, the term "Charter" and "Certificate of Incorporation" shall mean and include the Certificate of Incorporation of the Corporation, as amended, supplemented, and restated from time to time, and any resolutions approved by the Board of Directors creating any class or series of capital stock.

SIXTH: *Incorporator.* The name and physical and postal address of the Incorporator is Ana T. Cruz, 250 Muñoz Rivera Avenue, Suite 800, San Juan, Puerto Rico 00918.

SEVENTH: *Governance of the Corporation.*

A. Stockholders.

(1) There shall be an annual meeting of stockholders of the Corporation at such place within Puerto Rico as the Board of Directors designates; provided, however, that a two-thirds majority of the Board of Directors is authorized to forego such annual meeting of stockholders if applicable law no longer requires such annual meeting of stockholders.

(2) Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called meeting of stockholders of the Corporation and may not be taken by means of any consent in writing by such stockholders; provided however, that this clause shall become effective only after the first closing of the initial public offering of the shares of capital stock of the Corporation.

(3) Nominations of candidates for election as Directors of the Corporation at any meeting of stockholders called for election of Directors (an "Election Meeting") may be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of the Directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting. At the request of the Secretary of the Corporation each proposed nominee shall provide the Corporation with such information concerning himself as would be required under the rules of the Securities and Exchange Commission to be included in the Corporation's proxy statement soliciting proxies for his election as a director as if such rules would apply to the Corporation. Not less than 30 days nor more than 50 days prior to the date of the Election Meeting any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information concerning each such nominee as the Board of Directors requires, and (v) such information as would be required under the Securities and Exchange Act of 1934, as amended, and regulations promulgated thereunder, as if they were applicable; provided, however, that if the date of the Election Meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 40 days in advance of the meeting, such notice shall be given not more than 10 days after such date is first so announced or disclosed. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. In the event that a person is validly designated as a nominee in accordance with this paragraph and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

B. Board of Directors.

(1) The business and affairs of the Corporation shall be managed by its Board of Directors. The number of Directors which shall constitute the whole Board shall not be less than three nor more than fifteen; provided that prior to the first closing of the initial public offering of the shares of capital stock of the Corporation the number of Directors may be less than three. The total number of Directors shall be fixed by the Board of Directors from time to time. The manner of election of the Directors shall be determined by the By-Laws of the Corporation. At least a majority of the Directors must be *bona fide* residents of Puerto Rico. The Directors need not be stockholders, and shall hold office from the time of their election or qualification until their successors shall have been elected and qualified. A majority of Directors shall constitute a quorum for the transaction of business, except that the By-Laws may provide that not less than

one third of the total number of Directors, and in no event fewer than two Directors, may constitute a quorum; provided that prior to the first closing of the initial public offering of the shares of capital stock of the Corporation the number of Directors constituting a quorum may be less than two.

(2) The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, to consist of two or more Directors, which shall to the extent that may be designated in the resolution, or in the By-Laws, have and may exercise the powers of the Board of Directors (other than the power to remove or elect Officers) in the management of the business and affairs of the Corporation, and may authorize the use of the seal of the Corporation whenever necessary. At least a majority of the Directors constituting any such committees shall be *bona fide* residents of Puerto Rico.

(3) Meetings of the Board of Directors may be held outside Puerto Rico; provided, however, that such meetings are not held in the United States of America.

(4) Beginning with the first Election Meeting of stockholders of the Corporation (the "Initial Election Meeting"), the Directors shall be divided into three classes. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At the Initial Election Meeting, one class of directors shall be elected for a three year term, one class of directors shall be elected for a two year term, and one class of directors shall be elected for a one year term. At each subsequent Election Meeting of stockholders, successors to the class of Directors whose term expires at that Election Meeting shall be elected for a three year term. A director elected by the stockholders shall hold office until the Election Meeting for the year in which his term expires and until his successor shall be elected and shall qualify; subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes, as of the Election Meeting next succeeding any such change, so as to maintain a number of Directors in each class as nearly equal as possible. In no case shall a decrease in the number of Directors shorten the term of any incumbent Director.

(5) Any vacancy on the Board of Directors, including newly created directorships resulting from any increase in the authorized number of Directors, shall be filled by the vote of a majority of the Directors then in office, even if the majority of those Directors present constitutes less than a *quorum* or is a sole remaining Director. A Director elected by the Board of Directors shall serve until the next Election Meeting and until his successor shall be elected and shall qualify; subject, however, to prior death, resignation, retirement, disqualification or removal from office. At any Election Meeting, stockholders shall be entitled to elect Directors to fill any vacancies in the Board of Directors that have arisen since the preceding Election Meeting (whether or not any such vacancy has been filled by the Board of Directors) and any Director so elected by the stockholders shall hold office for a term which coincides with the remaining term of the class to which such directorship was previously assigned, if such vacancy arose other than by an increase in the number of Directors, and until his successor shall be elected and shall qualify. In the event such vacancy arose due to an increase in the number of Directors, any Director so elected to fill such vacancy by stockholders at an annual meeting shall hold office for

a term which coincides with that of the class to which such directorship has been apportioned as heretofore provided, and until his successor shall be elected and shall qualify.

(6) Directors may be removed for cause only, and not without cause, and only by action of the stockholders taken by the holders of at least 75% of the outstanding shares of capital stock then entitled to vote in an election of Directors. The Board of Directors shall establish specific guidelines of what shall constitute "cause".

(7) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in the Certificate of Incorporation or in the By-Laws of the Corporation or in the laws of Puerto Rico.

(8) Any determination made in good faith, so far as accounting matters are involved, in accordance with generally accepted accounting practices by or pursuant to the direction of the Board of Directors as to (i) the amount of assets, obligations or liabilities of the Corporation, (ii) the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, (iii) the amount of any reserves or charges set up and the propriety thereof, (iv) the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), (v) the price of any security owned by the Corporation, or (vi) any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present, and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid.

(9) The Board of Directors shall have the power to determine whether and to what extent, and at what times and places, and under what conditions, the accounts and books of the Corporation (other than the stock ledger) shall be open to inspection by stockholders. No stockholder shall have any right to inspect any account, book, or document of the Corporation, except to the extent permitted by applicable law or statute or the By-Laws of the Corporation.

C. <u>Officers</u>.

The Officers of the Corporation shall be the President, any number of Vice Presidents, the Secretary, and the Treasurer, who shall be chosen by a vote of a majority of the full Board of Directors at any regular or special meeting of the Board of Directors called for that purpose and who shall hold office until their successors are chosen and qualified. At least a

majority of the Officers of the Corporation shall be *bona fide* Puerto Rico residents. The President shall be chosen from among the Directors. Except as otherwise provided by law, any two or more offices may be held by the same person. The Chairman of the Board of Directors, the President, at least one Vice President and the Secretary must be *bona fide* residents of Puerto Rico. The Corporation may have such other Officers and agents as are appropriate, who shall be chosen in such manner and hold their offices for such terms and upon such conditions as may be prescribed by the By-Laws or determined by the Board of Directors. The Board of Directors may delegate to any person within the Corporation the power to select, appoint, employ, discharge, and fix the terms and conditions of employment and salaries or compensation of any person not holding corporate office.

EIGHTH: *By-Laws*. The Incorporator, or, if he does not act in such regard, then the first Board of Directors, shall adopt By-Laws for the internal government and management of the Corporation, subject to the provisions and limitations of the Certificate of Incorporation. Thereafter, the power to make, alter or repeal By-Laws shall be vested in the Directors, subject to the statutory power of the stockholders to alter or repeal By-Laws so made.

NINTH: *Meetings*. The general meeting of stockholders of the Corporation shall be held annually in Puerto Rico at the principal office of the Corporation or at the place the Board of Directors may determine, on a date to be established by the By-Laws. Regular meetings of the Board of Directors shall be held at such times as may be established in the By-Laws. Regular and special meetings of the Board of Directors, and special meetings of stockholders, may be held as provided for in the By-Laws.

TENTH: *Duration*. The Corporation shall have perpetual existence.

ELEVENTH: *Denial of Preemptive Rights*. No stockholder of the Corporation shall by reason of his holding of shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder.

TWELFTH: *Stockholder Liability*. No stockholder shall be liable for the payment of any debt of the Corporation.

THIRTEENTH: *Limitation on Liability; Indemnification and Advancement of Expenses*. To the fullest extent permitted by applicable law, as currently in effect or as hereafter amended:

(1) no director, officer or employee of the Corporation shall be personally liable to the Corporation or its stockholders for money damages;

(2) the Corporation shall indemnify its present and past directors, officers, employees, and agents, and persons who are serving or have served at the request of the Corporation in similar capacities, against expenses (including attorneys' fees), judgments,

fines, and amounts paid in settlement, actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which any such person was made, is made or is threatened to be made a party by reason of the fact that such person is or was such a director, officer, employee, agent or person serving in a similar capacity; and

(3) the Corporation may advance expenses incurred by any person identified in clause (2) above in defending any action, suit or proceeding identified in clause (2) above prior to the final disposition of such action, suit or proceeding.

No amendment of the Certificate of Incorporation or repeal of any provision hereby shall limit or eliminate the benefits provided to Directors, officers, and employees under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

FOURTEENTH: *Merger, Sale of Assets and Dissolution.* A favorable vote of the holders of at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote on the matter shall be required to approve, adopt or authorize (1) a merger or consolidation or share exchange of the Corporation with any other corporation, (2) a sale, lease or exchange of all or substantially all of the assets of the Corporation, (3) a liquidation or dissolution of the Corporation. However, if any of such actions has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of Directors fixed in accordance with the By-Laws of the Corporation, then the affirmative vote of the holders of two-thirds (a majority in the case of item (2) above) of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

FIFTEENTH: *Change of Investment Objective and Fundamental Policies.*

(a) Any change to any of the Corporation's investment objectives or fundamental policies as set forth in the Corporation's Application for Registration under the Act that is recommended by the Board of Directors shall be effected as provided for in the Act or any successor statute thereto, or if there are no such requirements, with approval by the favorable vote of a majority of the outstanding shares of capital stock entitled to vote on the matter.

(b) Any proposal to change any of the Corporation's investment objectives or fundamental policies as set forth in the Corporation's Application for Registration under the Act that is submitted by a stockholder or group of stockholders that hold in the aggregate at least 20% of the capital stock of the Corporation must be considered by the Board of Directors. If the Board of Directors does not subsequently approve such proposal, approval of such proposal shall require the favorable vote of the holders of at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote on the matter and shall otherwise be approved in accordance with the Act or any successor statute thereto.

SIXTEENTH: *Amendments.* The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute. Notwithstanding the fact that a lesser percentage may be

specified by law, the Certificate of Incorporation or the By-Laws of the Corporation, the amendment or repeal of Articles Third, Fifth, Seventh, Eighth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, and Sixteenth of this Certificate of Incorporation shall, to the extent Puerto Rico law mandates the vote of stockholders, require: (i) the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter; or (ii) if approved by the majority of the total number of Directors, the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote on the matter.